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Exhibit 23

[Letterhead of PricewaterhouseCoopers LLP]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement of Arch Capital Group Ltd. on Forms S-3 (Registration No. 33-34499, Registration No. 333-82612 and Registration No. 333-110190) and Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, and Registration No. 333-98971) of our report dated February 13, 2004 on our audits of the consolidated financial statements as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which appears on page F-2 of Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004, on our audits of the financial statement schedules which appears on page S-1 of Arch Capital Group Ltd.'s Annual Report on Form 10-K, for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 8, 2004

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  Exhibit 23